Exhibit 2.3

                            ASSET PURCHASE AGREEMENT

                                     between

                              STALLINGS OIL COMPANY

                                       and

                                THE PANTRY, INC.


                            Dated as of July 6, 1998



*Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

                                Table of Contents

                                                                                                               Page
                                                                                                               ----

ARTICLE I - DEFINITIONS...........................................................................................1
   1.1 Defined Terms..............................................................................................1
   1.2 Additional Definitions.....................................................................................8

ARTICLE II PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES; PURCHASE PRICE..............................8
   2.1 Purchase and Sale of Assets................................................................................8
   2.2 Excluded Assets............................................................................................9
   2.3 Assumption of Liabilities.................................................................................10
   2.4 Excluded Liabilities......................................................................................10
   2.5 Purchase Price............................................................................................10
   2.6 Payment of Purchase Price.................................................................................10
   2.7 Allocation of Purchase Price..............................................................................10
   2.8 Prorations................................................................................................11
   2.9 Employees.................................................................................................11

ARTICLE III  THE CLOSING.........................................................................................11
   3.1 Time and Place of Closing.................................................................................11
   3.2 Instruments of Transfer...................................................................................12
   3.3 Further Assurances........................................................................................12
   3.4 Transfer Taxes............................................................................................12

ARTICLE IV TERMINATION...........................................................................................12
   4.1 Termination...............................................................................................12
   4.2 Effect of Termination.....................................................................................13

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................................................13
   5.1 Organization and Good Standing............................................................................13
   5.2 Power and Authority.......................................................................................13
   5.3 No Violation..............................................................................................14
   5.4 No Actions................................................................................................14
   5.5 Approvals.................................................................................................14
   5.6 Compliance with Laws and Orders...........................................................................14
   5.7 Financial Statements......................................................................................15
   5.8 Absence of Certain Changes or Events......................................................................15
   5.9 Title to Transferred Assets...............................................................................15
   5.10 Inventory................................................................................................16
   5.11 Real Property............................................................................................16
   5.12 Third Party Leases.......................................................................................17
   5.13 Insurance................................................................................................17
   5.14 Contracts................................................................................................17



   5.15 Employment Law Matters...................................................................................18
   5.16 Environmental Matters....................................................................................18
   5.17 Property of Others.......................................................................................20
   5.18 Equipment, Etc...........................................................................................20
   5.19 Condition of Tangible Assets.............................................................................20
   5.20 Sufficiency of Assets....................................................................................20
   5.21 Tax Matters..............................................................................................21
   5.22 Finders or Brokers.......................................................................................21
   5.23 Disclosure of Material Facts.............................................................................21
   5.24 Certain Interests; Affiliate Transactions................................................................21
   5.25 Employee Benefit Plans...................................................................................21
   5.26 The New Warehouse Equipment..............................................................................22
   5.27 Seller's Unamortized Liabilities.........................................................................22
   5.28 Highway Service Ventures, Inc. and Hardees Food Mart.....................................................22

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................................................22
   6.1 Organization and Good Standing............................................................................22
   6.2 Power and Authority.......................................................................................23
   6.3 No Violation..............................................................................................23
   6.4 No Actions................................................................................................23
   6.5 Approvals.................................................................................................23
   6.6 Disclosure of Material Facts..............................................................................23
   6.7 Finders or Brokers........................................................................................23
   6.8 Financial Statements......................................................................................24
   6.9 Compliance With Laws and Orders...........................................................................24
   6.10 Tax Matters..............................................................................................24

ARTICLE VII - CERTAIN OBLIGATIONS OF THE SELLER PRIOR TO THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT....24
   7.1 Conduct of Business.......................................................................................24
   7.2 Restricted Activities and Transactions....................................................................25
   7.3 Cooperation...............................................................................................25
   7.4 Employee Benefit Plans....................................................................................25
   7.5 No Negotiations...........................................................................................26
   7.6 Access to the Business....................................................................................26
   7.7 Disclosure Regarding the Seller...........................................................................27
   7.8 Confidentiality...........................................................................................27

ARTICLE VIII - CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR TO THE CLOSING OR EARLIER TERMINATION OF THIS
   AGREEMENT.....................................................................................................27
   8.1 Cooperation...............................................................................................27
   8.2 Disclosure Regarding the Purchaser........................................................................27
   8.3 Confidentiality...........................................................................................27
   8.4 Restricted Activities.....................................................................................27

                                      -ii-


ARTICLE IX  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER.............................................28
   9.1 Representations and Warranties True.......................................................................28
   9.2 Performance...............................................................................................28
   9.3 No Adverse Changes........................................................................................28
   9.4 Approvals.................................................................................................28
   9.5 Estoppel Certificates.....................................................................................29
   9.6 Subordination, Non-Disturbance and Attornment Agreements..................................................29
   9.7 Deliveries................................................................................................29
   9.8 Proceedings...............................................................................................30
   9.9 Absence of Litigation.....................................................................................30
   9.10 Insurance................................................................................................30
   9.11 Environmental Matters....................................................................................30
   9.12 Additional Diligence.....................................................................................31

ARTICLE X - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER................................................31
   10.1 Representations and Warranties True......................................................................31
   10.2 Performance..............................................................................................31
   10.3  Approvals...............................................................................................31
   10.4 Deliveries...............................................................................................31
   10.5 Proceedings..............................................................................................32
   10.6  Absence of Litigation...................................................................................32

ARTICLE XI - CERTAIN POST-CLOSING COVENANTS......................................................................32
   11.1 Confidentiality..........................................................................................32
   11.2 Noncompetition...........................................................................................33
   11.3 Responsibility for Environmental Matters.................................................................33
   11.4 Specific Performance; Injunctive Relief..................................................................34
   11.5 Invoiceable Texaco Global Imaging........................................................................34
   11.6 Third Party Imaging......................................................................................34
   11.7 Requirement for Providing Employee Information...........................................................35
   11.8 Acceptance of 401(k) Plan Accounts.......................................................................35
   11.9 Payroll Deductions for 401(k) Plan Loan Payments.........................................................35
   11.10 Wake Forest Store.......................................................................................35
   11.11 Seller's Claims for Trust Fund Reimbursement............................................................35

ARTICLE XII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION........................................36
   12.1 Survival of Representations and Warranties...............................................................36
   12.2 Indemnification..........................................................................................36
   12.3 Notice and Payment of Claims.............................................................................36
   12.4 Limitation on Indemnity..................................................................................38
   12.5 Mitigation of Damages....................................................................................38
   12.6 Losses...................................................................................................38

                                     -iii-

ARTICLE XIII - MISCELLANEOUS.....................................................................................38
   13.1 Fees and Expenses........................................................................................38
   13.2 Notices..................................................................................................38
   13.3 Amendment; Waiver........................................................................................39
   13.4 Assignment...............................................................................................40
   13.5 Governing Law............................................................................................40
   13.6 Severability.............................................................................................40
   13.7 No Third Party Beneficiaries.............................................................................40
   13.8 Public Announcements.....................................................................................40
   13.9 Singular and Plural Forms................................................................................40
   13.10 References..............................................................................................40
   13.11 Headings................................................................................................41
   13.12 Entire Agreement........................................................................................41
   13.13 Counterparts............................................................................................41

                                      -iv-

EXHIBITS

Exhibit A  Form of Seller Leases

Exhibit B  Form of Affiliate Subleases

Exhibit C  Form of Third Party Subleases

Exhibit D  Form of Consignment Lease

Exhibit E  Form of General Booth Lease Assignment

Exhibit F  Form of "Zip Mart" License Agreement

SCHEDULES

1.1      The Business Locations
2.1(f)   Contracts
2.3      Seller's Unamortized Liabilities
2.5      New Warehoused Equipment
2.7      Price Allocation
3.2 Terms for Seller Leases and Affiliate and Third Party Subleases and Consignment Leases
5.4      Actions
5.5      Approvals
5.6      Compliance with Laws Generally
5.7      Seller's Financial Statements
5.8      Certain Changes
5.9      Exceptions to Title
5.11(a)  Seller Real Property and Consignment Leased Stores
5.11(b)  Affiliate Real Property
5.11(c)  Third Party Real Property
5.11(e) Options or Rights of First Refusal Relating to Real Property 5.11(g) Condemnation Proceedings
5.11(i)  Flood Hazard Area
5.11(j)  Tax Lots
5.12(a)  Third Party Leases
5.12(c)  Third Party Lease Assignments and Subleases Requiring Approval
5.14     Contract Assignments Requiring Approval
5.15     Employment Matters
5.16(b)  Compliance with Environmental Laws
5.16(g)  Commercial Underground Storage Tanks
5.18     Seller Equipment and Third Party Equipment
5.21     Tax Audits
5.24     Affiliate Transactions
5.25(a)  Employee Benefit Plans
5.25(b)  Other Plans
6.8      Purchaser's Financial Statements
6.9      Purchaser's Compliance With Laws
6.10     Purchaser's Tax Matters
9.4      Approval Exceptions
9.5      Purchase Price Adjustments
9.6      Mortgagees and Their Interests
11.2     Exceptions to Non-Compete
11.3(a)  Identified Pre-Closing Releases

                            ASSET PURCHASE AGREEMENT

         Asset Purchase Agreement (the "Agreement"), dated as of the ____ day of July, 1998, by and between STALLINGS OIL COMPANY, a North Carolina corporation ("Seller"), and THE PANTRY, INC., a Delaware corporation (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Seller operates forty-one (41) convenience stores in North Carolina and Virginia; and

         WHEREAS, the Seller desires to transfer, sell, convey, assign and deliver to the Purchaser, and the Purchaser desires to acquire and accept from the Seller, certain assets of Seller relating to Seller's convenience store business, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the premises, mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. The following terms, as used in this Agreement, shall have the following meanings:

                  "Action" shall mean any action, claim, proceeding, suit or investigation, or any appeal therefrom.

                  "Accrued Vacation Pay" shall mean all accrued vacation pay as of the Closing Date of each of Seller's employees as provided in Seller's related Employee Benefit Plan.

                  "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. Without limiting the foregoing definition, with respect to Seller the term "Affiliate" shall include the following persons: A. Donald Stallings and June S. Shearin.

                  "Affiliate Leases" shall mean Seller's leases with Affiliates for the Affiliate Real Property.

                  "Affiliate Real Property" shall mean the real property owned by Affiliates and currently leased to Seller and more particularly described on
Schedule 5.11(b) hereto.

                  "Affiliate Subleases" shall mean subleases for each parcel of Affiliate Real Property.

                  "Agreement" shall mean this Asset Purchase Agreement and shall include all of the Schedules and Exhibits attached hereto.

                  "Approval" shall mean any approval, authorization, clearance, expiration of waiting period, consent, license, franchise, order or permit of or by, or filing with, any Governmental Authority or other Person.

                  "Assumed Liabilities" shall have the meaning ascribed to such term in Section 2.3 hereof.

                  "Audit" shall mean a physical audit or count of all of the Inventory to be conducted jointly by Seller and Purchaser at each Store commencing at 7:00 a.m. on the Closing Date.

                  "Business" shall mean the business of Seller's forty-one (41) convenience stores in North Carolina and Virginia, fourteen (14) fuel supply Dealer Accounts, five (5) Consignment Leased Stores, and three (3) fuel Consignment Accounts, and the Wake Forest Store, all identified on Schedule 1.1, but shall not include the Seller's other business activities.

                  "Business Day" or "business day" shall mean any day that is not a Saturday, Sunday, or legal or banking holiday in North Carolina.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended, including any rules and regulations promulgated thereunder or in connection therewith.

                  "Change Fund" shall mean the normal change fund for the Business, including all funds normally maintained by Seller in each cash register drawer used in the Business, not to exceed $** per Store.

                  "Closing" shall mean the consummation of the transactions contemplated by this Agreement, effective as of 7:00 a.m. on Thursday, July 16, 1998.

                  "Closing Date" shall mean July 16, 1998 or as soon thereafter as the conditions to Closing described in Articles IX and X hereof shall have been fully satisfied or waived by the appropriate party or parties hereto, but not later than July 31, 1998.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and shall include all of the rules and regulations promulgated thereunder.

                  "Condition"   shall   mean,   collectively,    the   business,
properties, assets, operations, results of operations and condition (financial or otherwise).

                  "Consignment Accounts" shall mean those three (3) Consignment Locations so identified on Schedule 1.1.

                  "Consignment   Leased   Stores"  shall  mean  those  five  (5)
Consignment Locations so identified on Schedule 1.1.

                  "Consignment Leases" shall mean the four (4) Seller's Leases and one (1) Affiliate Sublease at the Consignment Leased Stores.

*Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

                  "Consignment Locations" shall mean those eight (8) locations so identified on Schedule 1.1.

                  "Contracts" shall mean the contracts and agreements of the Seller relating to the Business and which will be assigned to and assumed by the Purchaser, as identified on Schedule 2.1(f).

                  "Cost of Inventory" shall mean Seller's laid in cost of Petroleum Inventory as of the day prior to Closing, **% of retail for ***% of retail ****% of retail for all other Merchandise Inventory, all as determined by Seller's books and records and the Audit, subject to confirmation by Purchaser.

                  "Damages" shall mean any fine, penalty, claim, loss, deficiency, Liability, cost or expense (including, without limitation, reasonable attorneys' and accountants' fees, costs and expenses) or environmental assessment, monitoring or remediation expense, diminution in property value, or damage of any kind or nature whatsoever.

                  "Dealer Accounts" shall mean the fuel supply accounts so identified on Schedule 1.1.

                  "Employee Benefit Plan" shall mean any employee benefit plan, arrangement, policy or commitment (including an employee benefit plan within the meaning ascribed to such term in Section 3(3) of ERISA) including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability, accident or insurance plan or any holiday, vacation or other employee practice, policy or benefit.

                  "Equipment" shall mean the Petroleum Equipment and the Store Equipment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Assets" shall have the meaning ascribed to such term in Section 2.2 hereof.

                  "Excluded Liabilities" shall have the meaning ascribed to such term in Section 2.4 hereof.

                  "Financial Statements" shall mean the financial statements described in Section 5.7 hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States consistently applied.

                  "General Booth Location" shall mean the Store located on General Booth Boulevard in Virginia Beach, Virginia, described on Schedule 1.1.

*Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

                  "Governmental Authority" shall mean any foreign, Federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

                  "Hazardous Substance" shall have the meaning ascribed to such term in Section 5.16(a) hereof.

                  "Hired Employees" shall mean all employees of Seller employed by Purchaser after Closing.

                  "Improvement" shall mean any finding, discovery, invention, addition, modification, change, formulation or development of any kind, whether or not patented or patentable (and all proprietary information relating thereto), including, without limitation, any new or improved device, delivery system, design, composition of matter, method of administration or manufacturing or other process.

                  "Indemnified   Party"   shall  mean  any  party   entitled  to
indemnification pursuant to Article XII hereof and shall include such party's Affiliates, successors and assigns and the Representatives of each of them.

                  "Indemnifying   Party"   shall  mean  any  party   liable  for
indemnification pursuant to Article XII hereof and shall include such party's successors and assigns.

                  "Inventory" or "Inventories" shall mean collectively the Merchandise Inventory and the Petroleum Inventory.

                  "Invoiceable Global Imaging Cost" shall mean those store upgrade costs which it is anticipated will be reimbursed by Seller's Suppliers in the approximate amount of $***.

                  "IRS" shall mean the Internal Revenue Service.

                  "Knowledge" shall mean (i) the actual knowledge, after due inquiry and investigation, of any of Seller's officers or directors (including
A. Donald Stallings, Robert L. Beaman and Boyd M. Tolman) and (ii) the existence of facts, events, occurrences or matters with respect to which any of the persons referred to above should reasonably be expected to have knowledge in the ordinary conduct of his duties.

                  "Law" shall mean any Federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process (including, without limitation, any zoning or land use law or ordinance, building code or environmental law, any securities, blue sky, civil rights or occupational health and safety law or regulation, and any law or regulation relating to the distribution or sale of food products, beer, wine, cigarettes, gasoline or other motor fuel) and any court or arbitrator's order or process.

                  "Lease" and "Leases" shall mean the Affiliate Subleases, the Seller Leases and the Third Party Subleases.

*Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

                  "Liability" shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

                  "Lien" shall mean any lien, statutory lien (including, without limitation, any lien, restriction or right arising under the North Carolina or Virginia Uniform Commercial Code - Bulk Transfers), tax lien, pledge, mortgage, security interest, charge, encumbrance, easement, right of way, assessment (pending or confirmed), covenant, claim, restriction, right, option, conditional sale or other title retention agreement of any kind or nature.

                  "Merchandise Inventory" shall mean all foodstuffs, beverages, tobacco products, magazines, books, household products, automotive products or accessories, and any other products of the Business of whatever nature held for retail sale out of the Stores, other than Petroleum Inventory.

                  "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended.

                  "NCDENR"  shall  have the  meaning  ascribed  to such  term in
Section 2.2(g) hereof.

                  "New Warehoused  Equipment" shall mean the equipment listed on
Schedule 2.5.

                  "Permitted Liens" shall mean (i) liens for Taxes that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business;
(iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent,
(iv) laws, ordinances and governmental regulations regulating the use or occupancy of the Real Property or the character, dimensions or locations of the improvements thereon; and (v) lease conditions, easements, rights of way, restrictions, and other exceptions discovered by an inspection or survey or title examination or other imperfections of title that do not make title unmarketable; provided, however, that none of the same are or would be violated by the continued use of any portion of the Real Property for the purposes for which it has been customarily used by or in the Business and that no Permitted Lien shall be so substantial as to impair the value of or materially interfere with the continued or contemplated use of any material portion of the Real Property or Transferred Assets for the purposes for which they have been used by or in the Business.

                  "Person" shall mean any individual, partnership,  corporation,
limited  liability   company,   association,   business  trust,  joint  venture,
governmental entity, business entity or other entity of any kind or nature.

                  "Petroleum Equipment" shall mean all petroleum marketing equipment, including, but not limited to, pumps, gasoline dispensers, gas consoles, gasoline canopies, canopy structures, lights, registered underground storage tanks and lines, environmental monitoring or upgrade equipment, and any related equipment or apparatus located at the Stores and the Consignment Locations.

                  "Petroleum Inventory" shall mean all gasoline, diesel and kerosene products of the Business measured in gallons, except petroleum products previously sold to the Dealer Accounts.

                  "Petroleum Products" shall have the meaning ascribed to such term in Section 5.16(g) hereof.

                  "Purchase Price" shall have the meaning ascribed to such term in Section 2.5 hereof.

                  "Purchaser"   shall  mean  The   Pantry,   Inc.,   a  Delaware
corporation.

                  "Purchaser Group" shall have the meaning ascribed to such term in Section 7.6 hereof.

                  "Real  Property"  shall  mean,  collectively,  the Seller Real
Property, the Affiliate Real Property and the Third Party Real Property, including the five (5) Consignment Leased Stores designated on Schedule 1.1.

                  "Representative" shall mean any employee, officer, director, stockholder, partner, accountant, attorney, investment banker, broker, finder, investor, subcontractor, consultant or other authorized agent or representative of a Person.

                  "Seller" shall mean Stallings Oil Company, a North Carolina corporation.

                  "Seller Leases" shall mean leases for each parcel of Seller Real Property.

                  "Seller Real Property" shall mean the real property more particularly described on Schedule 5.11(a) hereto.

                  "Seller's Suppliers" shall mean Star Enterprise, Amoco Oil Company, and BP Oil Company.

                  "Seller's   Unamortized    Liabilities"   shall   mean   those
liabilities of Seller set forth on Schedule 2.3.

                  "Store Equipment" shall mean all convenience store fixtures, machinery, furniture, equipment, including, but not limited to, walk-in coolers, store fixtures, counters, shelving, refrigeration equipment, cash registers, safes, fountain dispensing equipment, coffee equipment, ice machines, tables and any other fixtures or equipment necessary for running a convenience store that may be at each of the Stores, regardless of whether such items are permanently attached to the Real Property, pole lights, pole signs or other personal property attached, appurtenant to or located in or around the buildings or improvements located at the Real Property, but excluding Petroleum Equipment.

                  "Store Supplies" shall mean cups, napkins, paper towels, toilet paper, janitorial supplies and similar non-Inventory items which are used in the operation or maintenance of the Stores.

                  "Stores" shall mean the forty-one (41) convenience stores operated by the Seller and identified on Schedule 1.1, and the Wake Forest Store, each being a "Store."

                  "Tanks"  shall  have  the  meaning  ascribed  to such  term in
Section 5.16(g) hereof.

                  "Tax" shall mean any foreign,  Federal, state or local income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, gas, petroleum marketing, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, addition, assessments or deferred liability with respect thereto, whether disputed or not.

                  "Tax Return" shall mean any return, report, declaration, claim for refund, estimate, election or information statement or return relating to any Tax, including any schedules or attachments thereto and any amendments thereof.

                  "Third Party Leases" shall mean Seller's leases and/or ground leases, as the case may be, for each parcel of Third Party Real Property, as more particularly described on Schedule 5.12(a).

                  "Third Party Real Property" shall mean the real property more particularly described on Schedule 5.11(c) hereto.

                  "Third Party Subleases" shall mean the subleases to be entered into between Purchaser and Seller with respect to the Third Party Real Property.

                  "Transaction   Documents"  shall  mean,   collectively,   this
Agreement, the Seller Leases, the Affiliate Subleases, the Third Party Subleases, the General Booth Location lease assignment, the Consignment Leases, and all agreements, instruments, certificates and other documents executed and/or delivered in connection herewith or therewith.

                  "Transfer"   shall  mean  any  sale,   transfer,   conveyance,
assignment, delivery or other disposition.

                  "Transferred Assets" shall have the meaning ascribed to such term in Section 2.1 hereof.

                  "Trust  Fund" shall have the meaning  ascribed to such term in
Section 2.1(h) hereof.


                  "VDEQ" shall have the meaning ascribed to such term in Section 2.2(g) hereof.

                  "Wake Forest Store" shall mean the Store to be constructed by Seller in Wake Forest, North Carolina.

                  1.2 Additional Definitions. In addition to the foregoing defined terms, other capitalized terms appearing in this Agreement shall have the respective meanings ascribed to such terms where they first appear in the text of this Agreement.


                                   ARTICLE II

                         PURCHASE AND SALE OF ASSETS AND
                    ASSUMPTION OF LIABILITIES; PURCHASE PRICE

         2.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing the Seller shall Transfer to the Purchaser, and the Purchaser shall acquire and accept from the Seller, all of the Seller's right, title and interest in, to and under all of the furniture, fixtures, Equipment, Inventory, Store Supplies and other personal property assets, used or located at the Stores and relating to the Business, less and except the Excluded Assets (after giving effect to the exclusion of the Excluded Assets, such assets, together with Purchaser's right, title and interest in the Leases, being hereinafter collectively referred to as the "Transferred Assets"), free and clear of any and all Liens, such Transferred Assets to include, without limitation:

                  (a) all of Seller's rights and interests under its Third Party Lease for the General Booth Location;

                  (b) the Store Equipment;

                  (c) the Petroleum Equipment;

                  (d) the Inventory and Store Supplies;

                  (e) the Change Fund;

                  (f) all right and interest of the Seller in, to or under the Contracts identified on Schedule 2.1(f);

                  (g) all computer hardware and computer software documentation (subject to applicable license agreements) utilized in the Stores, including, to the extent owned or assignable by Seller, source code and systems documentation and telephone switches related to point-of-sale and petroleum dispensing equipment;

                  (h) all rights, interests and claims (other than claims for amounts owed to or already expended by Seller) under the North Carolina Commercial Leaking Petroleum Underground Storage Tank Cleanup Fund and the Virginia Petroleum Storage Tank Fund (individually or collectively, as applicable, the "Trust Fund"), or any other fund, program, or insurance policy relating to payment or reimbursement of costs, expenses or damages related to releases from underground storage tanks;

                  (i) the exclusive rights and license, in the form of Exhibit F attached hereto, to use the name "Zip Mart," all variations thereof and the good will associated therewith and with the Business;

                  (j) all rights to reimbursement of the Invoiceable Global Imaging Costs;

                  (k) all deposits under the leases to operators of the five Consignment Leased Stores; and

                  (l) the New Warehoused Equipment listed on Schedule 2.5.

         2.2 Excluded Assets. Notwithstanding anything in Section 2.1 to the contrary, the Seller shall retain all of its right, title and interest in, to and under all, and shall not Transfer to the Purchaser any, of the following assets, rights or properties (the "Excluded Assets"):

                  (a) all cash and cash equivalents, except the Change Fund;

                  (b)  all  accounts  and  notes   receivable  of  the  Business
(including miscellaneous receivables) arising from products sold or services rendered by the Seller prior to the Closing Date;

                  (c) all Federal, state, local and foreign income tax deposits (to the extent not refunded) paid by the Seller in connection with the income or operations of the Business with respect to any period ending on or prior to the Closing Date;

                  (d) any assets not relating to the Business;

                  (e) all minute books and stock books of the Seller;

                  (f) any assets relating to any Employee Benefit Plan;

                  (g) all underground storage tanks that are not properly registered with the North Carolina Department of Environment and Natural Resources ("NCDENR") or the Virginia Department of Environmental Quality ("VDEQ") and all above-ground storage tanks, including those more particularly described by type and location on Schedule 5.16(g) hereto, unless Purchaser specifically elects in writing to acquire any of such tanks;

                  (h) all assets of the Seller located at its corporate offices including, without limitation, its corporate headquarters at 300 South Wesleyan Boulevard in Rocky Mount, North Carolina, its terminal and office facility on Ridge Street in Rocky Mount, North Carolina, and any other office, terminal or storage facility;

                  (i) all Hazardous Substances, hazardous wastes, PCBs and PCB containing materials, asbestos containing materials, and waste oil;

                  (j) the Real Property;

                  (k) Seller's fuel supply  contracts  with Seller's  Suppliers;
and

                  (l) the condemnation awards and damages to be paid with respect to the proceedings identified on Schedule 5.11(g).

         2.3 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, at the Closing the Purchaser shall assume and agree to pay, perform and discharge when due only the following Liabilities (collectively, the "Assumed Liabilities"):

                  (a) all Liabilities incurred after the Closing under the Third Party Lease for the General Booth Location.

                  (b) all Liabilities incurred after the Closing under the Contracts; and

                  (c) Subject to Section 5.27, Seller's Unamortized Liabilities to Seller's Suppliers in the amounts set forth in Schedule 2.3.

         2.4 Excluded Liabilities. Except for the Assumed Liabilities specified in Section 2.3 hereof, the Purchaser shall neither assume nor have any liability for any, and the Seller shall remain fully liable for, and shall pay, perform and discharge when due, all Liabilities of the Seller or the Business arising out of any act or omission occurring or state of facts existing prior to and, to the extent not related to the Business, at or after the Closing (collectively, the "Excluded Liabilities"). This Section 2.4 does not affect Purchaser's obligations under this Agreement or the Transaction Documents, when executed.

         2.5 Purchase Price. The aggregate purchase price (the "Purchase Price") to be paid by the Purchaser to the Seller for the Transferred Assets, and the non-competition agreement described in Section 11.2 hereof shall be (i) TWENTY-THREE MILLION NINE HUNDRED THIRTY-NINE THOUSAND TWO HUNDRED EIGHTY-SEVEN DOLLARS ($23,939,287), plus (ii) Cost of Inventory, plus (iii) the cost of Store Equipment and Petroleum Equipment at the Wake Forest Store, upon completion thereof, plus (iv) $*** on account of invoiceable Global Imaging Costs ("Image Upgrade Payment"), plus (v) the cost of New Warehoused Equipment listed on
Schedule 2.5, in the amount of $210,668.60, plus (vi) the amount by which the Change Fund exceeds, in the aggregate, $** per Store.

         2.6 Payment of Purchase Price. At Closing, the Purchaser shall pay to Seller TWENTY-THREE MILLION NINE HUNDRED THIRTY-NINE THOUSAND TWO HUNDRED EIGHTY-SEVEN DOLLARS ($23,939,287) and the Image Upgrade Payment by wire transfer of immediately available funds to an account designated by Seller. Upon completion of the Audit of Inventories referred to in Section 5.10, the parties shall determine the value of such inventories, and Purchaser shall pay to Seller, the Cost of Inventory, by wire transfer of immediately available funds to an account designated by Seller. Upon completion and delivery of occupancy to Purchaser of the Wake Forest Store, Purchaser shall pay to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the cost of the Store Equipment and Petroleum Equipment at the Wake Forest Store. Upon delivery of the New Warehoused Equipment, Purchaser shall pay Seller the cost thereof by wire transfer.

         2.7 Allocation of Purchase Price. The Purchase Price shall be allocated as set forth on Schedule 2.7. The allocation of the Purchase Price is intended to comply with the requirements of Section 1060 of the Code. Purchaser and Seller shall file Form 8594, Asset Acquisition Statement Under Section 1060 of the Code, with their respective income tax returns for the taxable year that includes the Closing Date, in a manner consistent with the allocation of the Purchase Price set forth herein. Purchaser and Seller agree to satisfy all of the reporting requirements of Section 1060 of the Code. If either Purchaser or Seller, in a subsequent

*Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

taxable year, make any allocation of an increase or decrease in the Purchase Price for any asset, Purchaser or Seller, as applicable, agree to file a supplemental Form 8594 as required.

         2.8 Prorations. All (a) real estate, property and ad valorem taxes, (b) payments due or arising under the Contracts and (c) other customarily proratable items relating to the Transferred Assets payable on or after the Closing Date and relating to a period of time both prior to and on or after the Closing Date shall be prorated as of the Closing Date between Purchaser and Seller. If the actual amount of any such item is not known as of the Closing Date, the aforesaid proration shall be based on the previous year's (or such shorter period's) assessment of such item and the parties agree to adjust said proration and pay any underpayment or reimburse for any overpayment within thirty (30) days after the actual amount becomes known.

         2.9 Employees. If the closing occurs, the Purchaser shall be free to hire such persons, whether or not employees of the Seller or the Business, on such terms and conditions of employment as the Purchaser shall determine in the exercise of its sole discretion, and nothing in this Agreement shall establish any enforceable rights, legal or equitable, in any Person other than the parties hereto, including, without limitation, any employee of the Seller or the Business or any beneficiary of such employee. Any claim, including any claim for benefits, asserted by or on behalf of any Person with respect to such Person's employment by the Purchaser shall be governed solely by applicable employment policies and employee benefit plans, if any, which the Purchaser may adopt after the Closing, as construed in accordance with applicable Federal and state law. The Seller has delivered to the Purchaser a true and complete list (including names, titles, job descriptions, compensation, date of hire, and full vs. part-time status) of all employees of the Business on the effective date specified in such notice. At least seven (7) days prior to the Closing Date, the Purchaser shall notify Seller in writing which of such employees (if any) the Purchaser does not intend to hire after the Closing. The Seller shall be fully liable for the employment (or termination or severance thereof) of any persons listed in such Purchaser's notice. In addition, the Seller shall be liable for, and shall pay, all wages, salaries, payroll taxes and employee benefits, including without limitation, vacation, due, owing or accrued for all employees of the Business through the Closing. In particular, Seller shall provide and continue to provide all continuation coverage under its group health plans required by ERISA, the Code and applicable Law for (i) Seller's employees who terminate employment with Seller before the Closing Date and (ii) Seller's employees who terminate employment with Seller as of the Closing Date and whom Purchaser does not immediately employ. All claims incurred or liabilities asserted under Seller's Employee Benefit Plans shall be the responsibility of Seller and Purchaser shall not have any liability with respect to such claims or liabilities.


                                   ARTICLE III

                                   THE CLOSING

         3.1 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 First Union Capitol Center , Raleigh, North Carolina, or at such other time or place as may be mutually agreed upon by the parties hereto.

         3.2 Instruments of Transfer. At the Closing, the Seller shall deliver to the Purchaser such bills of sale, assignments, limited powers of attorney and other good and sufficient instruments of Transfer, in form and substance reasonably satisfactory to the Purchaser and its counsel, as shall be effective to vest in the Purchaser all of the Seller's right, title and interest in, to and under the Transferred Assets. In addition, (a) the Seller and the Purchaser shall execute and deliver the Seller Leases with respect to Seller Real Property; (b) the Seller and the Purchaser shall execute and deliver an Affiliate Sublease with respect to each parcel of the Affiliate Real Property;
(c) the Seller and the Purchaser shall execute and deliver an assignment and assumption agreement of the rights granted and obligations imposed in the General Booth Location lease; (d) the Seller and Purchaser shall execute and deliver a Third Party Sublease with respect to each parcel of Third Party Real Property other than the General Booth Location; and (e) the Seller and Purchaser shall execute and deliver Consignment Leases. The Seller Leases, Affiliate Subleases, Third Party Subleases and the Consignment Leases shall be substantially in the forms of Exhibits A, B, C, and D respectively hereto upon the terms (including annual rent) identified in Schedule 3.2 hereto. The General Booth Location lease assignment shall be substantially in the form of Exhibit E.

         3.3 Further Assurances. In addition to the actions, documents and instruments specifically required to be taken or delivered by this Agreement, at the Closing or from time to time thereafter, and without further consideration, the parties hereto shall take such other actions, and execute and deliver such other documents and instruments, as the other party or parties hereto or their respective counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement.

         3.4 Transfer Taxes. Except for all sales and transfer taxes and transfer fees, if any, which shall be borne and paid solely by the Seller, each party hereto shall pay any and all taxes incurred by such party in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV
                                   TERMINATION

         4.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of the Seller and the Purchaser;

                  (b) by the Seller or the Purchaser, upon written notice, if there shall have been a material breach by the other party or parties of any of the terms or provisions of this Agreement or any of the Transaction Documents, and such breach shall not have been cured within five (5) business days after such breaching party or parties shall have received notice of the non-breaching party's or parties' intent to terminate this Agreement pursuant to this subsection (b);

                  (c) by the Seller or the Purchaser if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

                  (d) by the Seller or Purchaser if Seller's Suppliers, other than B.P. Oil Company, refuse to consent to the termination of Seller's agreements with them and the assumption by Purchaser of Seller's Unamortized Liabilities, or, in the case of Amoco Oil Company or B. P. Oil Company, refuses to waive its right of first refusal; ; or

                  (e) by the Seller or Purchaser if Seller is unable to deliver Approvals or estoppel certificates, as provided in Section 9.5 hereof, for five
(5) or more Stores and Consignment Leased Stores, combined.

         4.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 4.1(a), (c), or (d) hereof, such termination shall be the sole remedy, this Agreement shall forthwith become void (except for Sections 7.8 and 8.3 (Confidentiality), 7.6 (Purchaser's investigation), and
13.1 (Fees and Expenses)) and there shall be no liability on the part of any of the parties hereto, any of their respective Affiliates or any of the Representatives of any of them; provided, however, that if such termination shall result from the breach by a party hereto of its obligations under this Agreement, such party shall be fully liable for any and all Damages sustained or incurred by the other party or parties as a result of such breach and such other party or parties shall be entitled to pursue any remedies available at law or in equity.

                  In the event of the termination of this Agreement by Seller pursuant to Section 4.1(e), Seller shall pay to Purchaser $200,000 as a break-up fee. In the event of the termination of this Agreement by Purchaser pursuant to
Section 4.1(e), Purchaser shall pay to Seller $100,000 as a break-up fee.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser as follows:

         5.1 Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, is qualified to do business in each state in which any Store is located, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the Business.

         5.2 Power and Authority. The Seller has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other Transaction Documents, the performance by it of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all corporate and other actions on its part required by applicable Law, its Articles of Incorporation, its by-laws or otherwise. This Agreement and the other Transaction Documents constitute the legal, valid and binding obligation of the Seller, enforceable against Seller in accordance with their terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general equitable principles.

         5.3 No Violation. Upon obtaining the Approvals contemplated by this Agreement, neither the execution and delivery by the Seller of this Agreement and the other Transaction Documents, the performance by it of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby and thereby, will (a) contravene any provision of Seller's articles of incorporation; (b) violate any material agreement or instrument to which the Seller is a party or by which it or any of its assets or properties may be bound; or (c) violate any material Law or any judgment, decree or order of any court or other Governmental Authority or any arbitration award to which it is subject or by which any of its assets or properties may be bound.

         5.4 No Actions. To the Knowledge of Seller, there is no Action pending or threatened, against it, any Affiliate or any of their respective assets, properties or rights (including, without limitation, any relating to any of the Transferred Assets or the Real Property) before any court or other Governmental Authority which (a) questions or challenges the validity of this Agreement or the other Transaction Documents or any action taken or proposed to be taken by the Seller or any Affiliate pursuant hereto or in connection with the transactions contemplated hereby or (b) could, if adversely determined, have a material adverse effect on any of the Transferred Assets, the Real Property, the Condition of the Business or the transactions contemplated hereby and thereby. To the Knowledge of Seller, Schedule 5.4 hereto sets forth a true and complete list and description of all Actions pending or threatened, against any Affiliate or against the Seller with respect to the Business by any court or other Governmental Authority.

         5.5 Approvals. Except as set forth in this Agreement and Schedule 5.5, neither any declaration, filing or registration with, notice to, nor Approval of, any Governmental Authority or other Person is required to be made, obtained or given by or with respect to any Affiliate or the Seller or the Business in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. The Seller has all Approvals of any Governmental Authority required for the lawful operation of the Business and the use and ownership or leasing of its properties and assets as it is currently operated, except where the loss, expiration or failure to obtain any such Approval would not have a material adverse effect on the Condition of Seller or the Business. All such Approvals are valid, in full force and effect and in good standing, except to the extent that any lack of such force and effect does not, in the aggregate, have a material adverse effect on the Condition of Seller or the Business. To the Knowledge of Seller, there is no proceeding pending or threatened that disputes the validity of any such Approval or that may result in the revocation, cancellation or suspension, or any adverse modification of, any such Approval. The Seller will, upon request, make available to the Purchaser true and complete copies of all such Approvals.

         5.6 Compliance with Laws and Orders. To the Seller's Knowledge and except as described in detail on Schedule 5.6, 5.16(b) and 11.3(a), (a) the Seller has complied in all material respects with all Laws applicable to it and to the operation of the Business, (b) the Seller has not been charged with or, to the Knowledge of the Seller, threatened with any charge concerning or under any investigation with respect to, any violation of any provision of any Law applicable to or affecting Seller, the Business or the Real Property, and (c) the Seller is not in violation of or in default under, and no event has occurred which, with the lapse of time or the giving of notice or both, could result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority applicable to Seller, any of its assets, properties or Stores, or the Business.

         5.7 Financial Statements. Seller has delivered to Purchaser audited financial statements for the twelve (12) months ended October 31, 1995, 1996 and 1997 and unaudited interim financial statements for the five (5) months ended March 31, 1998, copies of which are attached as Schedule 5.7. Said financial statements are true and correct in all material respects and fairly present the financial condition of Seller for the periods indicated and the results of the operations of Seller for said periods, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods.

         5.8 Absence of Certain Changes or Events. Except as described in detail on Schedule 5.8 hereto, since October 31, 1997 the Seller has conducted the Business in the ordinary course and consistent with past practice and:

                  (a) to the Seller's Knowledge, there has not occurred (i) any material adverse change in the Condition of the Business or any of the Stores or
(ii) any event, circumstance or combination thereof, whether arising prior to or after October 31, 1997, which might reasonably be expected to result in any material adverse change in the Condition of the Business or any of the Stores before, on or after the Closing Date; and

                  (b) the Seller has not (i) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Condition of the Business or any Store, (ii) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) affecting or relating to the Business not in the ordinary course of business in accordance with past practice, (iii) Transferred any of the assets of the Business except in the ordinary course of business in accordance with past practice, (iv) granted or agreed to grant any increase in the compensation of any employee of the Business (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee of the Business, except for those granted in the ordinary course of business in accordance with past practice, or (v) entered into or agreed (whether in writing or otherwise) to enter into any agreement or other arrangement to take any action referred to in this Section 5.8, including, without limitation, any agreement or arrangement granting any preferential right to purchase any of the assets of the Business (including, without limitation, the Transferred Assets) or requiring the consent of any party to the Transfer of any such assets.

         5.9      Title to Transferred Assets.

                  (a) Except as set forth on Schedule 5.9, (i) the Seller has good legal title to all of the Transferred Assets and the Seller Real Property, free and clear of any pledge, mortgage or security interest of any kind whatsoever; (ii) each Affiliate identified on Schedule 5.11(b) has good legal title to the Affiliate Real Property identified as owned by such Affiliate, free and clear of any pledge, mortgage or security interest of any kind whatsoever; and (iii) with respect to the Third Party Real Property identified on Schedule 5.11(c), Seller has no Knowledge of any adverse claim against the title to such Third Party Real Property.

                  (b) Except as identified on Schedule 5.18 as Third Party Equipment, all material properties and assets (real, personal, mixed, tangible or intangible) used in the operation of the Business are included in the Transferred Assets.

                  (c) Upon the delivery of the instruments of Transfer described in Section 3.2 hereof to the Purchaser at the Closing, the Transferred Assets shall have been Transferred to the Purchaser, free and clear of any Liens of any kind whatsoever, other than Permitted Liens.

         5.10 Inventory. The Inventories are in good and merchantable condition and constitute a customary and normal supply and product mix, consistent with Seller's past practice, of saleable Merchandise Inventory and Petroleum Inventory currently sold at normal prices in the ordinary course of business of the Business. The Seller agrees that the parties shall conduct an Audit of all Inventories on the day of the Closing. The cost of the Audit shall be borne equally by Seller and Purchaser.

         5.11     Real Property.

                  (a) Schedule 5.11(a) hereto contains a true and complete list and description of all of the Seller Real Property including four (4) of the Consignment Leased Stores.

                  (b) Schedule 5.11(b) hereto contains a true and complete list and description of all of the Affiliate Real Property including one (1) Consignment Leased Store.

                  (c) Schedule 5.11(c) hereto contains a true and complete list and description of all of the Third Party Real Property.

                  (d) The Real Property includes all land, easements, rights of way, buildings, structures and other improvements used by the Seller in the conduct of the related Stores and the Consignment Leased Stores and the Business, as it is currently being conducted. To the Seller's Knowledge, all components of all buildings, structures and other improvements included within the Real Property are currently in good working order and repair and adequate for the Seller to operate the Business at those locations, ordinary wear and tear excepted.

                  (e) Except as set forth on Schedule 5.11(e), neither the Seller, any Affiliate nor, to the Seller's Knowledge, any owner of Third Party Real Property owns, holds or is obligated under or a party to any option, right of first refusal or other contractual right to acquire or sell any of the Real Property or any interest therein.

                  (f) To Seller's Knowledge, no portion of the Real Property encroaches in any material respect upon any property belonging to any other Person, and no portion of any other Person's property encroaches in any material respect upon any of the Real Property.

                  (g) Except as set forth on Schedule 5.11(g), to the Seller's Knowledge, with respect to the Real Property, there have not occurred (i) any pending or threatened condemnation proceedings, (ii) any pending or threatened Actions or (iii) any other matter materially and adversely affecting the value thereof.

                  (h) To the Seller's Knowledge, all maps and surveys heretofore delivered by the Seller to the Purchaser are true and complete copies of such documents.

                  (i) Except as set forth on Schedule 5.11(i), no parcel of the Real Property is located in a special flood hazard area designated by a Governmental Authority.

                  (j)  Each of the  Seller,  the  Affiliates  and,  to  Seller's
Knowledge, the owners of Third Party Real Property, has paid, and will continue to pay through Closing, all taxes, assessments, charges, fees, levies and impositions owing by each or any of them and not yet past due with respect to the Real Property. Except as set forth on Schedule 5.11(j), each of the parcels of Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not owned by Seller, an Affiliate or owner of Third Party Real Property, as the case may be, and constituting a part of such parcel. Except as set forth on Schedule 5.11(j), to the Seller's Knowledge, there is no actual or pending imposition of any assessments or public betterments, and, no improvements have been constructed or planned which would be paid for by means of assessments upon the Real Property.

         5.12     Third Party Leases.

                  (a) Schedule 5.12(a) hereto contains a true and complete list and description, including annual rent, of each of the Third Party Leases. Except as specifically identified on Schedule 5.12(a), the Seller's interest in each of the Third Party Leases is free and clear of any pledge, mortgage or security interest of any kind whatsoever. The Seller has delivered to the Purchaser true and complete copies of all of the Third Party Leases and of all related options, if any, to purchase the Third Party Real Property.

                  (b) Each Third Party Lease and each such option to purchase is valid and binding and is in full force and effect, subject only to exceptions based on bankruptcy, insolvency or similar Laws of general application, and there are no existing material defaults by the Seller or an Affiliate under, or, to the Knowledge of the Seller, by any other party to, any Third Party Lease or any option to purchase the Third Party Real Property, or any condition, event or act known to the Seller that, with notice or lapse of time or both, would constitute a material default. Without limiting the foregoing, the Seller has not received any notice from any Person asserting that the Seller or an Affiliate is in default under any Third Party Lease or under any option to purchase any of the Real Property, nor does the Seller have any Knowledge of a default by it or an Affiliate under any Third Party Lease or under any option to purchase any of the Real Property. The Seller or an Affiliate currently enjoys peaceful and undisturbed possession of the Third Party Real Property under each of the Third Party Leases.

                  (c) Except as described in detail on Schedule 5.12(c) hereto, all of the Seller's or an Affiliate's rights under the Third Party Leases, as the case may be, may be assigned or subleased to the Purchaser without the Approval of any Person.

         5.13 Insurance. The Seller currently has in effect policies of fire, liability, worker's compensation and other forms of insurance which provide adequate coverage for the Stores and the Business (collectively, the "Insurance Policies"). All presently effective Insurance Policies are and will remain in full force and effect through the Closing Date. There is no notice of or basis for any modification, suspension, termination or cancellation of any Insurance Policy or of any claim thereunder.

         5.14 Contracts. Each of the Contracts specified on Schedule 2.1(f) is valid and in full force and effect and has been entered into in the ordinary course of business and, to the Knowledge of the Seller, none of them is in default in any material respect. The Seller has delivered to the Purchaser true and complete copies of each of the Contracts. Except as set forth on Schedule 5.14 hereto, each Contract that is being assigned by the Seller to the Purchaser hereunder may be so assigned without the Approval of any Person.

         5.15     Employment Law Matters.

                  (a) With respect to the Business, to Seller's Knowledge (i) the Seller is in compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment, wages and hours and the employment of aliens or similar immigration matters except where such non-compliance would not have a material adverse effect on the Business or the transactions contemplated by this Agreement or the other Transaction Documents; and (ii) the Seller is not engaged in any unfair labor practice.

                  (b) To the Seller's Knowledge, there is no strike, labor dispute, slowdown or work stoppage pending or, to the Knowledge of the Seller, threatened, against or affecting the Business.

                  (c) To the Seller's Knowledge, except as set forth on Schedule
5.15 hereto, none of the current employees of the Business is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees of the Business with any labor relations board seeking recognition of a bargaining representative at any time. There are no controversies or disputes (including any union grievances or arbitration proceedings) pending or, to the Knowledge of the Seller, threatened, between the Seller and any of the employees of the Business (or any union or other representative of such employees), except for controversies and disputes in the ordinary course of business which do not and will not, individually or in the aggregate, have a material adverse effect on the Condition of the Business.

         5.16     Environmental Matters.

                  (a) For purposes of this Section 5.16, the property of the Seller shall mean the Real Property, whether owned or leased by the Seller or an Affiliate. Additionally, for purposes of this Section 5.16, "Hazardous Substance" means any of the following: (i) a "hazardous substance" as defined in 42 U.S.C. Section 9601(14), as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time,
(ii) a "hazardous waste", as defined in 42 U.S.C. Section 6903(5), as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (iii) if not included in (i) or (ii) above, "hazardous waste constituents" as defined in 40 C.F.R. Section 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Section 261, as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (iv) "source," "special nuclear" or "by-product" material, as defined in 42 U.S.C. Sections 2014, et seq., as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, and (v) any other waste, substance or material, the treatment, storage or disposal of which is regulated under or by applicable Laws, but the definition "Hazardous Substance" specifically excludes petroleum products, by-products and constituents.

                  (b) Except as set forth in Schedule 5.16(b), to the Seller's Knowledge, the Seller, the Affiliates and the Real Property are in compliance, and since the Seller's or an Affiliate's acquisition of an interest in the Real Property have been in compliance, in all material respects and, to the Knowledge of the Seller, prior to such acquisition were in compliance, with all applicable Laws relating to Hazardous Substances in respect of the Business. Without limiting the foregoing, except as set forth in Schedule 5.16(b) hereto
(i) the operations of the Business do not violate, and since commencement of operations of each Store have not violated, any Law relating to the production, storage, processing, utilization, labeling, transportation, disposal, emission or other disposition of Hazardous Substances, and (ii) the Seller or, to the Knowledge of the Seller, any current or former owner, occupant or operator of any property at any time owned, leased or operated by the Seller, insofar as the same relates to any of the Stores, the Business, the Real Property or any portion thereof, has not ever utilized any such property or any portion thereof in violation of any Law relating to the production, storage, processing, utilization, labeling, transportation, disposal, emission or other disposition of Hazardous Substances. With respect to the Business, Schedule 5.16(b) hereto contains a true list and description of the status of any removal, remediation, closure or other action under applicable Laws relating to Hazardous Substances, leaking underground storage tanks or leaking above ground storage tanks on any of the Real Property, including, with respect to any such removal, remediation, closure or other type of such operation, the date of commencement; the date of completion or closure or anticipated date of completion or closure; the estimated cost of any such operation; whether insurance coverage for such operation exists or has been denied or excluded; and whether any insurance deductible has been met.

                  (c) With respect to the Business and Real Property, the Seller does not utilize, store, dispose of, treat, generate, process, transport, release or own any Hazardous Substance in violation of any environmental Law.

                  (d) With respect to the Business and Real Property, to the Knowledge of the Seller, the Seller has, in a timely manner, obtained all Approvals and filed all reports required to be filed under or pursuant to any applicable environmental law related to any Hazardous Substance.

                  (e) With respect to the Business and Real Property, except as set forth on Schedule 5.16(b), the Seller has not received any notice of any writ, injunction, decree, order or judgment outstanding or of any Action instituted or threatened under or pursuant to, or of any violation of, any environmental Law relating to any Hazardous Substances applicable to any of the Real Property, including, without limitation, any notice from any Governmental Authority or other Person advising the Seller that it is or is potentially responsible for response costs under CERCLA or any other Law with respect to a release or threatened release of any Hazardous Substances.

                  (f) Except as set forth on Schedule 5.16(b) and except notices relating to Petroleum Products, the Seller has not received any notice of any violation of any environmental, zoning, worker safety or land use Law relating to the operation of the Business, including, without limitation, under CERCLA, the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.) (together with the regulations promulgated thereunder, "RCRA"), the Oil Pollution Act of 1990 (33 U.S.C. 2701, et seq.) (together with the regulations promulgated thereunder, "OPA"), the Emergency Planning and Community Right-to-Know Act, as amended (42 U.S.C. Section 11001, et seq.) (together with the regulations promulgated thereunder, "Title III"), the Clean Water Act, as amended (33 U.S.C. Section 3121, et seq.) (together with the regulations promulgated thereunder, "CWA"), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.) (together with the regulations promulgated thereunder, "TSCA"), and any state or local similar laws and regulations and any so-called local, state or federal "superfund" or "superlien" law.

                  (g) Schedule 5.16(g) hereto contains a true and complete list and description of every underground storage tank presently located on the Real Property and at the three (3) Consignment Accounts (each, a "Tank") for the storage of gasoline and other petroleum products, by-products and constituents ("Petroleum Products"). Except as set forth on Schedule 5.16(g), each Tank is registered with NCDENR or VDEQ, and Seller has satisfied all applicable requirements for coverage under the Trust Fund for each of the Tanks. Except as set forth on Schedule 5.16(g), the Tanks and related equipment and apparatus meet the requirements of 40 C.F.R. ss. 280.21 that underground storage tank systems must meet not later than December 22, 1998.

         5.17 Property of Others. To the Seller's Knowledge no shortage exists in (a) any inventory or finished goods owned by suppliers of the Business and stored upon its premises or otherwise or (b) any other item of personal property owned by another for which the Business is accountable to another. Without limiting the foregoing, all items of personal property for which the Business is accountable under any consignment contract, or otherwise are fully accounted for with no shortages or missing or lost items, are in workable, usable and saleable condition and have suffered no damage or deterioration, normal wear and tear excepted. Should shortages exist at Closing, the Seller shall be responsible for any required compensation or replenishment.

         5.18 Equipment, Etc. Schedule 5.18 hereto contains a true and complete list of (i) all machinery, Petroleum Equipment, Store Equipment, furniture and fixtures owned by the Seller and included in the definition of Transferred Assets and, (ii) separately identified as Third Party Equipment, all Petroleum Equipment and Store Equipment owned by third parties and used in the Business. Such Third Party Equipment is available for use in the Business by Purchaser only on Purchaser's assumption of the contract related thereto, if any.

         5.19 Condition of Tangible Assets. To the Seller's Knowledge, the facilities, machinery, Store Equipment, Petroleum Equipment, furniture, fixtures, buildings and other tangible assets which are included in the Transferred Assets or are a part of the Real Property are in good operating condition and repair (subject to Section 7.1 hereof) and are adequate for the uses to which they have been put by the Seller in the ordinary course of the business of the Business, except for ordinary wear and tear and parts or repairs of an immaterial nature in the aggregate. The Seller has not received any notice of any violation of any Law in respect of the Transferred Assets that has not been cured. To the Seller's Knowledge, all of the Equipment necessary for the sustained uninterrupted operation of the Business at the Stores and the Consignment Locations complies in all material respects with all applicable Laws. Seller makes no representations or warranties with respect to the year 2000 capabilities or compliance of any computer software included among the Transferred Assets.

         5.20 Sufficiency of Assets. Except for the Excluded Assets, or as identified on Schedule 5.18 as Third Party Equipment, the Transferred Assets constitute all of the property, assets and contractual rights presently used by the Seller with respect to the Business and such Transferred Assets are adequate for the conduct of the Business as presently conducted. The Business has, and on the Closing Date will have, a normal operating supply (consistent with past practices) of Inventories, Equipment and Store Supplies.

         5.21     Tax Matters.

                  (a) Seller has filed or, in case of Tax Returns not yet due, will timely file all Tax Returns that are required to be filed on or before the Closing Date. All such Tax Returns are and will be true, correct and complete in all material respects. Seller has paid or shall pay or make adequate provision for all taxes due with respect to such Tax Returns. Except as disclosed on
Schedule 5.21, there is no pending or, to the Seller's Knowledge, threatened action, audit, proceeding or investigation for the assessment or collection of any Taxes.

                  (b) Purchaser shall not have any liability for payment or otherwise with respect to any Taxes arising out of, attributable to or affecting the Transferred Assets or the conduct of the Business through the Closing Date. There does not exist and will not exist any liability for Taxes that may be asserted by any taxing authority against the Transferred Assets or the conduct of the Business through the Closing Date for which Purchaser will have any liability for payment or otherwise, and no lien or other encumbrance for such Taxes has or will attach to the Transferred Assets through the Closing Date, except the lien of ad valorem taxes not yet due and payable.

         5.22 Finders or Brokers. The Seller has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to any fee or commission in connection with the execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

         5.23 Disclosure of Material Facts. To the Knowledge of the Seller, no provision of this Agreement, any of the other Transaction Documents, or any document delivered to the Purchaser in connection with the transactions contemplated hereby or thereby contains or will contain at Closing any untrue statement of a material fact with respect to the Seller, the Business, the Stores or the Transferred Assets or omits or will omit at Closing to state a material fact with respect to the Seller, the Business, the Stores or the Transferred Assets necessary in order to make the statements herein or therein not misleading.

         5.24 Certain Interests; Affiliate Transactions. Schedule 5.24 hereto sets forth a true and complete list and detailed description of all written and material unwritten agreements, commitments, obligations and understandings binding upon or relating to the Business which provide for or reflect the sale by Seller or the Business to, or the purchase by Seller or the Business from, any Affiliate thereof of any products, goods, supplies, equipment or services which will survive the Closing. Except as described in detail on Schedule 5.24 hereto, the Termination of any such agreement, commitment or understanding would not have a material adverse effect on the Condition of the Business.

         5.25     Employee Benefit Plans.

                  (a) Schedule 5.25(a) lists all Employee Benefit Plans, covering employees of the Business, participated in or maintained by Seller or with respect to which Seller has made contributions or has or in the future could have any liability. For purposes of this Section 5.25, Seller includes any other entity or business that is treated as a single employer with Seller pursuant to Section 414(b), (c), (m) or (o) of the Code. Seller has made available to Buyer true, correct and complete copies of all such written Employee Benefit Plans and descriptions of any such unwritten Employee Benefit Plans.

                  (b) The Stallings Oil 401(k) Profit Sharing Plan is intended to qualify under Section 401(a) of the Code and its related trust is intended to be exempt from tax under Section 501(a) of the Code, and the Seller has intended to operate such plan in compliance with Section 401(a) of the Code.

                  (c)  Except  as  specifically  and  separately  identified  on
Schedule 5.25, Seller has never maintained, sponsored, contributed to, participated in or had any liability with respect to (i) any multiemployer plan as defined under Section 3(37) or 4001(a)(31) of ERISA or Section 414(f) of the Code, (ii) any such Employee Benefit Plan that promises or provides retiree medical or other retiree welfare benefits to any person, except as required by ERISA, the Code or other applicable Law, including, but not limited to, the Consolidated Omnibus Budget Reconciliation Action of 1985, as amended, (iii) any multiemployer plan within the meaning of Section 413(c) of the Code or Sections 4063, 4064 or 4066 of ERISA, or (iv) any multiemployer welfare arrangement as defined in Section 3(40) of ERISA.

                  (d) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Seller to severance pay, unemployment compensation or any similar payment for which Purchaser could be liable, (ii) accelerate the time of payment or vesting or increase the amount of any compensation to or in respect of any current or former employee of Seller for which Purchaser could be liable or (iii) result in or satisfy any condition to the payment of compensation to any current or former employee of Seller for which Purchaser could be liable that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G of the Code.

         5.26 The New Warehoused Equipment. Schedule 2.5 accurately lists the New Warehoused Equipment and the cost thereof. Each piece of such equipment was purchased in the ordinary course of business from an independent seller, is in good working order, and is suitable for use in the Business.

         5.27 Seller's Unamortized Liabilities. Schedule 2.3 accurately lists and describes Seller's Unamortized Liabilities, payable to Seller's Suppliers, on a location-specific basis, in the event, post-closing, the Purchaser de-brands a listed location before the date specified for each location on the Schedule. Seller has no other Unamortized Liabilities being assumed by Purchaser.

         5.28 Highway Service Ventures, Inc. and Hardees Food Mart. Purchaser's performance, post-closing, of its agreement described in Section 11.6 hereof will not violate any agreement between Seller and Star Enterprises.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Seller as follows:

         6.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to transact business in the State of North Carolina and the Commonwealth of Virginia.

         6.2 Power and Authority. The Purchaser has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents, perform its obligations hereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by it, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all corporate, stockholder and other actions on its part required by applicable Law, its certificate of incorporation or by-laws, or otherwise.

                  This Agreement and the other Transaction Documents constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general equitable principles.

         6.3 No Violation. Neither the execution and delivery by the Purchaser of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby and thereby, will (i) contravene any provision of its certificate of incorporation or by-laws; (ii) violate any material agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound; (iii) violate any material Law or any judgment, decree or order of any court or other Governmental Authority or any arbitration award to which it is subject or by which it or any of its assets or properties may be bound; or (iv) have a material adverse effect on the Purchaser's business or operations.

         6.4 No Actions. There is no Action pending or, to the knowledge of the Purchaser, threatened, against it or its Affiliates or any of their assets, properties or rights before any court or other Governmental Authority which (i) questions or challenges the validity of this Agreement or any action taken or proposed to be taken by it pursuant hereto or in connection with the transactions contemplated hereby or (ii) could, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

         6.5 Approvals. To the knowledge of the Purchaser, neither any declaration, filing or registration with, nor any Approval of, any Governmental Authority is required to be made or obtained by or with respect to it in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except such Approval as may be required under the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

         6.6 Disclosure of Material Facts. To the knowledge of the Purchaser, no provision of this Agreement or any of the other Transaction Documents contains or will contain at Closing any untrue statement of a material fact with respect to it or omits or will omit at Closing to state a material fact with respect to it necessary in order to make the statements herein or therein not misleading.

         6.7 Finders or Brokers. The Purchaser has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to any fee or commission in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

         6.8 Financial Statements. Purchaser has delivered to Seller audited financial statements for the twelve (12) months ended September, 1996 and 1997 and unaudited interim financial statements for the six (6) months ended March 31, 1998, copies of which are attached as Schedule 6.8 hereto. Said financial statements are true and correct in all material respects and fairly present the financial condition of Purchaser for the periods indicated and the results of the operations of Purchaser for said periods, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods.

         6.9 Compliance With Laws and Orders. To the Purchaser's knowledge and except as described in detail on Schedule 6.9 (a) the Purchaser has complied in all material respects with all Laws applicable to it and to the operation of its business, (b) the Purchaser has not been charged with or threatened with any charge concerning or under any investigation with respect to, any violation of any provision of any Law applicable to or affecting Purchaser or its business, and (c) the Purchaser is not in violation of or in default under, and no event has occurred which, with the lapse of time or the giving of notice or both, could result in the material violation of or material default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority applicable to Purchaser, any of its assets, properties or business.

         6.10 Tax Matters. Purchaser has filed or, in case of Tax Returns not yet due, will timely file all Tax Returns that are required to be filed on or before the Closing Date. All such Tax Returns are and will be true, correct and complete in all material respects. Purchaser has paid or shall pay or make adequate provision for all taxes due with respect to such Tax Returns. Except as disclosed on Schedule 6.10, there is no pending or, to the Purchaser's Knowledge, threatened action, audit, proceeding or investigation for the assessment or collection of any taxes.


                                   ARTICLE VII

             CERTAIN OBLIGATIONS OF THE SELLER PRIOR TO THE CLOSING
                    OR EARLIER TERMINATION OF THIS AGREEMENT

         The Seller hereby covenants that, except as otherwise consented to in writing by the Purchaser, from and after the date hereof until the Closing or the earlier termination of this Agreement:

         7.1 Conduct of Business. The Seller shall carry on the business and operations of the Business only in the ordinary course and in the same manner as heretofore conducted, including, without limitation: (a) performing in all material respects all of its material obligations under all contracts and agreements to which it is a party or by which it or any of its assets or properties are bound and which relate to or affect the Business; (b) using its reasonable efforts to maintain and preserve (i) all of the properties, equipment, and other assets of the Business in good repair, working order and condition (except for ordinary wear and tear), (ii) the present workforce of the Business (including, without limitation, those key employees who have been and through the Closing Date will be responsible for operating, administering and managing the Business) but subject to Seller's right to terminate and discharge for good cause, (iii) all of the Approvals relating to or affecting the Business in good standing and (iv) its present relationships with, and the good will of, the agents, suppliers, and customers of the Business and others with which it has business relations which relate to or affect the Business; and (c) keeping in full force and effect insurance with respect to the Business comparable in amount and scope of coverage to that currently maintained by it with respect to the Business. The Seller shall consult with the Purchaser from time to time, upon the reasonable request of the Purchaser, with respect to the conduct of the Business.

         7.2 Restricted Activities and Transactions. Without the prior written consent of the Purchaser, the Seller shall not engage in any one or more of the following activities or transactions with respect to the Business: (a) directly or indirectly create, incur or assume any Lien on or with respect to any property or asset (including any document or instrument in respect of goods) of the Business, whether now owned or hereafter acquired, or any income or profits therefrom; (b) transfer, or agree to Transfer, any part of the Business's assets, properties or rights, other than in the ordinary course of the business of the Business in accordance with past practice; (c) enter or agree to enter, into any agreement or arrangement granting any preferential rights to purchase any of the Business's assets, properties or rights (including, without limitation, the Transferred Assets) or requiring the consent of any party to the Transfer of any such assets, properties or rights; (d) make or permit to be made any amendment to or termination of any Contract or any Approval relating to the Business other than in the ordinary course of business in accordance with past practice; (e) make any change in any profit-sharing, pension, retirement, long-term disability, hospitalization, insurance or other Employee Benefit Plan, payment or arrangement, except as required by Law; (f) enter into any collective bargaining agreement; (g) enter into any contract or agreement except in the ordinary course of business in accordance with past practice; (h) enter into any compromise or settlement of any Action affecting or relating to the Business or any of its properties, assets or businesses; (i) do or (to the extent of Seller's control) permit to occur any of the things referred to in Section 5.8(b)(ii)-(v) hereof; or (j) otherwise take any other action or (to the extent within Seller's control) permit any other event to occur which would result in a breach of any of the representations or warranties set forth in Article V hereof.

         7.3 Cooperation. The Seller shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated. Without limiting the generality of the foregoing, the Seller shall (a) obtain all Approvals of, make all filings with and give all notices to, all such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Purchaser in order to consummate the transactions contemplated by this Agreement (including, without limitation, all of the Approvals referred to on Schedules 5.5, 5.12(c) and 5.14 hereof, which the Seller shall be responsible for obtaining) and (b) give prompt notice to the Purchaser of (i) any notice of, or other communication relating to, any default, or any event which, with the giving of notice or the lapse of time or both, would become a default, under, any material Contract to which the Seller is a party or by which it or its assets or properties are bound and which affects or relates to the Business and
(ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the execution and delivery of this Agreement or the transactions contemplated hereby. In addition, Seller shall take such action as is reasonably requested by Purchaser to enable Purchaser to obtain alcoholic beverage licenses for the Stores as of the Closing Date.

         7.4 Employee Benefit Plans. The Seller shall take any and all actions necessary or desirable to cause all Employee Benefit Plans and any other plans or programs relating to employee benefits maintained by the Seller for the benefit of employees of the Business to be continued in full force and effect, except as required pursuant to the terms and provisions of such plans or programs in the ordinary course of business in accordance with past practice or by any applicable law, rule, regulation, or order pertaining to such plan.

         7.5 No Negotiations. Until July 31, 1998 or earlier termination, neither the Seller, any of its Affiliates, nor any of the Representatives of any of them, shall, directly or indirectly, in any way contact, initiate, enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any Person with respect to the sale of the Business or all or any significant portion of the assets of Seller related to the Business. The Seller shall, immediately upon receipt thereof by it or any of its respective Affiliates or Representatives, notify the Purchaser of any offer by any Person to make any such purchase or enter into any such agreement.

         7.6 Access to the Business. The Seller hereby acknowledges that the Purchaser, its Affiliates, and their respective Representatives (collectively, the "Purchaser Group") may continue their due diligence investigation of the business, operations and affairs of the Business through and until the Closing. The Seller and its Affiliates and Representatives shall cooperate fully with such investigation and, upon reasonable prior notice, shall afford the Purchaser Group reasonable access, during normal business hours and at other reasonable times, to the sales records (for 1995, 1996, 1997 and 1998 year-to-date) and current personnel records relating to the Stores or the Business, and other facilities of the Business in order that the Purchaser Group may have the opportunity to make such investigations thereof as it shall deem necessary or desirable. The Seller shall furnish the Purchaser Group with any applications or statements to be made to any Governmental Authority in connection with the transactions contemplated by this Agreement. Further, the Seller shall assist the Purchaser Group in contacting and communicating with their independent accountants, suppliers and other Persons having dealings relating to the Business. None of the information furnished hereunder or obtained by the Purchaser Group during its due diligence investigation of the Business shall in any way release the Seller from the representations and warranties made by it in this Agreement.

                  Commencing on the day following the date of this Agreement, Purchaser and its Representatives shall be allowed at reasonable times on notice to Seller, to make environmental and other engineering investigations, including Phase I and Phase II analysis and testing, as Purchaser shall, in its sole discretion, deem appropriate. Purchaser shall bear the cost and expense of such testing. To the best of Seller's Knowledge, the Seller has delivered to the Purchaser copies of all environmental reports, environmental related claims, inquiries or requests for information by third parties, which is in its possession. Seller also will, upon Purchaser's reasonable request, require a Representative to make available to Purchaser to review and copy all correspondence with environmental regulatory agencies regarding each Store, which information is in the possession of the Representative. The Purchaser's satisfaction, in its sole discretion, with environmental analysis and testing and results thereof, will be a condition precedent to closing. Purchaser shall, upon request, provide Seller with copies of environmental summaries or reports prepared for Purchaser. Except as otherwise required by law or by prudent business judgment, Purchaser will not disclose the results of such analysis and testing without Seller's consent.

                  Purchaser shall conduct its investigations in such manner as not to materially disrupt or interfere with the Business, and the Purchaser shall indemnify and hold Seller harmless from and against all Damages caused by the conduct of any such investigation and testing by Purchaser or its Representatives.

         7.7 Disclosure Regarding the Seller. The Seller shall, upon reasonable request, provide the Purchaser Group with such information and documentation concerning the Seller as may be reasonably necessary for the Purchaser Group to verify performance of and compliance with the representations, warranties, covenants and conditions of the Seller contained herein.

         7.8 Confidentiality. The Seller shall, and shall cause its Affiliates and the Representatives to, keep confidential, and not disclose to others, any Proprietary Information used or usable by or relating to, and obtained from, the Purchaser, any of its Affiliates or any of the Representatives of any of them and specifically identified as confidential, to the extent that such information is not or does not become readily available to the public or is not required to be disclosed by applicable Law or court order.


                                  ARTICLE VIII

                   CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR
             TO THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT

         The Purchaser hereby covenants that, except as otherwise consented to in writing by the Seller, from and after the date hereof until the Closing or the earlier termination of this Agreement:

         8.1 Cooperation. The Purchaser shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all Approvals (except the Approvals referred to on Schedules 5.5, 5.12(c) and 5.14 hereto, which the Seller shall be responsible for obtaining) of, make all filings with and give all notices to, all such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Seller in order to consummate the transactions contemplated by this Agreement.

         8.2 Disclosure Regarding the Purchaser. The Purchaser shall, upon reasonable request, provide the Seller with such information and documentation concerning the Purchaser as may be reasonably necessary for the Seller to verify performance of and compliance with the representations, warranties, covenants and conditions of the Purchaser contained herein.

         8.3 Confidentiality. The Purchaser shall, and shall cause each of its Affiliates and the Representatives of each of them to, keep confidential, and not disclose to others, any information used or usable by or relating to, and obtained from, the Seller, any of its Affiliates or any of the Representatives of any of them and specifically identified as confidential, to the extent that such Information is not or does not become readily available to the public or is not required to be disclosed by applicable Law or court order.

         8.4 Restricted Activities. Without the prior written consent of the Seller, which consent will not be unreasonably withheld, the Purchaser will not take any action or permit any event to occur which would result in a breach of any of the representations or warranties set forth in Article VI hereof.

                                   ARTICLE IX

            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

         Each and every obligation of the Purchaser under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at the Closing, of each of the following conditions:

         9.1 Representations and Warranties True. The representations and warranties of the Seller contained in this Agreement or in any of the other Transaction Documents shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

         9.2 Performance. The Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement or any of the other Transaction Documents to be performed or complied with by it at or prior to the Closing.

         9.3      No Adverse Changes.

                  (a) None of the Stores or other assets or properties material to the operation or business of the Business shall have been damaged, destroyed or taken by condemnation to such an extent that substantial operation of the Business cannot continue or under circumstances where the loss thereof will not be substantially reimbursed through the proceeds of insurance (including, without limitation, business interruption insurance) or condemnation awards, except as set forth in Schedule 5.11(g), which proceeds or awards shall be the property of the Purchaser if this Agreement and the transactions contemplated hereby are consummated.

                  (b) No material adverse change shall have occurred in the Condition of the Business since the date of this Agreement.

                  (c) The Seller shall not have done or permitted to occur any of the things referred to in Section 5.8 hereof.

         9.4 Approvals. Except as set forth on Schedule 9.4, all filings, declarations and registrations with and Approvals from all Governmental Authorities and other Persons required by applicable Law or otherwise required or desirable for the consummation of the transactions contemplated hereby or the conduct of the business of the Business as it is currently being conducted (including, without limitation, all of the Approvals referred to on Schedules 5.5, 5.12(c) or 5.14 hereto, which the Seller shall be solely responsible for obtaining) shall have been made or obtained and shall be in full force and effect, except to the extent that making any such filing, declaration or registration or obtaining any such Approval shall have been waived in writing by the Purchaser. Purchaser will cooperate with Seller to obtain such Approvals, at no cost to Purchaser, and Purchaser shall not be required to accept any additional risk or liability.

         9.5      Estoppel Certificates.

                  (a) The Seller shall have delivered to the Purchaser executed estoppel certificates from the lessor named in each of the Third Party Leases, Affiliate Leases, and the General Booth lease, dated not more than twenty (20) days prior to the Closing Date, stating, with respect to each such lease: (a) whether there have been any amendments, modifications or supplements of any kind to such lease; (b) that such lease is in full force and effect; (c) the commencement and expiration dates of such lease; (d) that the Seller or the Affiliate is not in violation of or in default under such lease and that the lessor thereunder has no claims against the Seller or the Affiliate; (e) the amount of and the date through which all fixed rent and any additional rent have been paid under such lease; (f) that no fixed rent or additional rent has been prepaid for more than one month in advance; (g) that such lessor consents to the assignment or sublease of such lease to the Purchaser (if such consent is required) and consents to the assignment of an option to purchase (if such consent is required); and (h) such other matters as the Purchaser may reasonably request.

                  (b) Notwithstanding any provision of Sections 9.4 or 9.5 hereof, in the event that Seller is unable to obtain any Approval required for Purchaser to take possession of a Store or Consignment Leased Store at Closing, such that Purchaser cannot operate such Store or Consignment Leased Store in the ordinary course of business on the Closing Date, the Parties shall nevertheless be obligated to close and the Purchase Price shall be reduced by the amount of
Schedule 9.5 for each such Store or Consignment Leased Store. If, during the six
(6) month period after the Closing Date, Seller is able to deliver any such Store to Purchaser, fully operational and otherwise in accordance with the terms of this Agreement, Purchaser shall be obligated to close on such Store or Consignment Leased Store for a purchase price equal to the amount the Purchase Price was reduced with respect to such Store or Consignment Leased Store, and shall enter into a Third Party Sublease for the rent specified on Schedule 3.2.

         9.6 Subordination, Non-Disturbance and Attornment Agreements. The Seller shall have delivered to the Purchaser Subordination, Non-Disturbance and Attornment Agreements ("SNDAs") executed by each mortgagee holding a beneficial interest in any of the Real Property, each as more particularly described on
Schedule 9.6, and the owner of such Real Property, in form and substance reasonably acceptable to Purchaser and its counsel.

         9.7 Deliveries. The Seller shall have delivered to the Purchaser, at or prior to the Closing, the following:

                  (a) the instruments of Transfer referred to in Section 3.2 hereof;

                  (b) all of the sales records (for 1995, 1996, 1997 and 1998 year-to-date), current personnel records, and all underground storage tank and environmental records relating to the Stores or the Business, but specifically excluding corporate books and records and general financial records of the Seller;

                  (c) a certificate of good standing for the Seller, dated not earlier than ten days prior to the Closing Date, of each of (i) the Secretary of State of North Carolina, (ii) the North Carolina Department of Revenue, (iii) the Secretary of State Corporation Commission of Virginia and (iv) the Virginia Department of Revenue;.

                  (d) resolutions, certified as of the Closing Date by the Secretary or Assistant Secretary of the Seller, adopted by the Board of Directors and the shareholders of the Seller, respectively, and authorizing the execution and delivery by the Seller of this Agreement and the other Transaction Documents, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby;

                  (e) such certificates of the Chairman or President of the Seller to evidence compliance with the conditions set forth in Sections 9.1 through 9.4, and 9.8 and 9.9 hereof, and any other certificates to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by the Purchaser or its counsel;

                  (f) the opinion of Poyner & Spruill, L.L.P., counsel to the Seller and the Affiliates, dated the Closing Date and addressed to the Purchaser in form and substance reasonably satisfactory to the Purchaser and its counsel;

                  (g) executed Seller Leases, Affiliate Subleases, Third Party Subleases and Consignment Leases, and assignment of the General Booth Location lease;

                  (h) powers of attorney, or such other documents Purchaser may reasonably request, in form and substance reasonably satisfactory to Purchaser and its counsel, assigning all rights, interests, contracts and claims referred to in Sections 2.1(f) and 2.1(h);

                  (i) flood certificates with respect to the Stores identified on Schedule 5.11(i); and

                  (j)  such  other   documents  or   certificates  as  shall  be
reasonably requested by the Purchaser or its counsel.

         9.8 Proceedings. All corporate and other proceedings in connection with the transaction contemplated by this Agreement and the other Transaction
Documents shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as it shall have reasonably requested.

         9.9 Absence of Litigation. There shall be no Action pending or threatened before any court or other Governmental Authority which seeks to (a) invalidate or set aside, in whole or in part, this Agreement or any of the other Transaction Documents, (b) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or thereby or (c) obtain substantial Damages in connection therewith.

         9.10 Insurance. All policies and programs of insurance relating to the assets, properties, business, operations or employees of the Business, including the Insurance Policies, have been maintained by the Seller in full force and effect to and including the Closing Date.

         9.11 Environmental Matters. The Purchaser shall, in its sole discretion, be satisfied with the results of any and all environmental analyses referred to in Section 7.6 hereof. If the Seller receives written notice from the Purchaser that Purchaser is not satisfied with such environmental analyses, the Seller (i) shall take such steps necessary to satisfy Purchaser or (ii) may terminate this Agreement by written notice to the Purchaser and the effect of such termination shall be the same as a termination pursuant to Section 4.1(a) hereof. The absence of any notice from Purchaser pursuant to this Section shall neither obviate, supersede nor waive any provisions of Sections 5.16 or 11.3 hereof.

         9.12 Additional Diligence. The Purchaser shall, in its sole discretion, be satisfied with the results of its investigation with respect to the Invoiceable Global Imaging Costs, the New Warehoused Equipment, the Seller's Unamortized Liabilities, and the Highway Service Ventures, Inc. and Hardees Food Mart Re-Imaging amounts.


                                    ARTICLE X

                             CONDITIONS PRECEDENT TO
                          THE OBLIGATIONS OF THE SELLER

         Each and every obligation of the Seller under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at the Closing, of each of the following conditions:

         10.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in this Agreement or in any of the other Transaction Documents shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

         10.2 Performance. The Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement or any of the other Transaction Documents to be performed or complied with by it at or prior to the Closing.

         10.3 Approvals. All filings, declarations and registrations with and Approvals from all Governmental Authorities and other Persons required by applicable Law or otherwise required or desirable for the consummation of the transactions contemplated hereby (except the Approvals referred to on Schedules 5.5, 5.12(c) and 5.14 hereto, which the Seller shall be responsible for obtaining) shall have been made or obtained and shall be in full force and effect, except to the extent that making any such filing, declaration or registration or obtaining any such Approval shall have been waived in writing by the Seller.

         10.4 Deliveries. The Purchaser shall have delivered to the Seller, at or prior to the Closing, the following:

                  (a) an amount equal to the Purchase Price described in Section
2.6 hereof;

                  (b) an instrument of assignment and assumption relating to the Contracts;

                  (c) a good  standing  certificate,  dated not earlier than ten
(10) days prior to the Closing Date, of the Secretary of State of Delaware, as to the good standing of the Purchaser in Delaware, and a certificate of authorization, dated not earlier than ten (10) days prior to the Closing Date, of the Secretary of State of North Carolina and Virginia Corporation Commission, as to the Purchaser's authorization to transact business in North Carolina and Virginia, respectively;

                  (d) resolutions, certified as of the Closing Date by the Secretary or Assistant Secretary of the Purchaser, adopted by the Board of Directors of the Purchaser and authorizing the execution and delivery by the Purchaser of this Agreement and the other Transaction Documents, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby;

                  (e) such certificates of the President or Vice President of the Purchaser to evidence compliance with the conditions set forth in Sections 10.1, 10.2, and 10.3 hereof and any other certificates to evidence compliance with the conditions set forth in this Article X as may be reasonably requested by the Seller or their counsel;

                  (f) the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Purchaser, dated the Closing Date and addressed to the Seller, in form and substance reasonably satisfactory to the Seller and its counsel;

                  (g) the Seller Leases, Affiliate Subleases, Third Party Subleases, Consignment Leases and assignment of the General Booth Location lease, executed by Purchaser;

                  (h) the SNDAs executed by Purchaser; and

                  (i)  such  other   documents  or   certificates  as  shall  be
reasonably requested by the Seller or their counsel.

         10.5 Proceedings. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be in form and substance reasonably satisfactory to the Seller and its counsel, and the Seller shall have received all such originals or certified or other copies of such documents as they shall have reasonably requested.

         10.6 Absence of Litigation. There shall be no Action pending or threatened before any court or other Governmental Authority which seeks to (a) invalidate or set aside, in whole or in part, this Agreement or any of the other Transaction Documents, (b) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or thereby or (c) obtain substantial Damages in connection therewith, or which may have a material adverse impact on the business of Purchaser.


                                   ARTICLE XI

                         CERTAIN POST-CLOSING COVENANTS

         11.1     Confidentiality.

                  (a) From and after the Closing, the Purchaser shall, and shall cause its Representatives to, hold in strict confidence and, except as required by applicable Law, not disclose to others (except its Representatives) or use for any reason whatsoever without the prior written consent of the Seller, any information (unless previously known to the Purchaser or any of its Affiliates from sources other than the Seller or any of their respective Affiliates or ascertainable from public or published information or trade sources) received by the Purchaser or any of its Affiliates from the Seller concerning the Seller and its Affiliates and not relating to the Transferred Assets or the Business.

                  (b) From and after the Closing, the Seller shall, and shall cause its Representatives to, hold in strict confidence and, except as required by applicable Law, not disclose to others (except their Representatives) or use for any reason whatsoever without the prior written consent of the Purchaser,
(i) any information (unless previously known to the Seller or any of their Affiliates from sources other than the Purchaser or any of its Affiliates or ascertainable from public or published information or trade sources) received by the Seller or any of their respective Affiliates from the Purchaser or any of its Affiliates concerning the Purchaser or its Affiliates, or (ii) any information (unless ascertainable from public or published information or trade sources) concerning the Transferred Assets or the Business.

     11.2 Noncompetition. For a period of *** from and after the Closing, except as described on Schedule 11.2, neither Seller nor *** or *** will engage, directly or indirectly, in the operation of, or own or have any interest of any kind, in any convenience store or gasoline retail business in the Restricted Area, as defined below. "Restricted Area" shall mean:

               (a) any county located in the State of North Carolina or the Commonwealth of Virginia in which Purchaser or any Affiliate owns or operates a convenience store;

               (b) the area within a *** radius of any convenience store operated by Purchaser or any Affiliate in North Carolina or Virginia;

               (c)  any county in which any of the Stores are located; and

               (d)  the area within a *** radius of any of the Stores.

     11.3      Responsibility for Environmental Matters.

               (a) With regard to any assessment or remediation required by Law or third party claims as to any Tanks, tanks, or Real Property or Consignment Account Locations arising from leaks, releases, spills or discharges of Petroleum Products which occurred prior to Closing and are identified on Schedule 11.3(a), as between Seller and Purchaser, the Seller shall be responsible for such assessment, remediation or claim, which responsibility may be satisfied by qualification of such assessment, claim or remediation for coverage (including, without limitation, payment or waiver of applicable deductibles) under the Trust Fund at no cost to the Purchaser and Seller shall be solely responsible for any disqualification or modification of Trust Fund coverage based on pre-closing events. With respect to those matters set forth on Schedule 11.3(a), the Seller shall be responsible for registration of all Tanks, paying or obtaining waivers of deductibles, and for taking all other necessary action to qualify all Tanks for coverage by the Trust Fund.
Upon complete qualification for Trust Fund coverage, which qualification is not thereafter withdrawn, revoked or modified as a result of any pre-closing event or omission, Purchaser shall assume responsibility for continuing with and provide administrative assistance and oversight for such assessment and remediation, and, except as herein provided, Seller shall have no further responsibility with respect thereto. Notwithstanding the foregoing, Seller shall have no responsibility for lack of Trust Fund coverage due to a shortage of funds in or insolvency of the Trust Fund, or to the extent a properly qualified claim

*Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

???????, spills or discharges of Petroleum Products which are identified up to the Closing.

         (b) The Purchaser shall be solely responsible for maintaining registration of and otherwise meeting applicable requirements arising post-Closing for registered Tanks subsequent to Closing. As between Purchaser and Seller, the Purchaser shall be solely responsible for any assessment or remediation required by Governmental Authority, by Law and any third party claims arising solely from leaks, releases, spills or discharges of Petroleum Products which occur subsequent to Closing or were not identified by Purchaser on Schedule 11.3(a) prior to Closing at any of the Real Property or Consignment Account Locations. Seller hereby assigns its rights and claims to Purchaser against third parties relating thereto for which Purchaser is responsible hereunder.

         (c) The Seller will remove all aboveground storage tanks, except those located at Zip Mart No. 19, on Hope Valley Road, in Durham, North Carolina, and any unregistered underground storage tank located at the Store sites and Consignment Locations before the Closing and perform and complete any assessment or remediation required by Law or third party claims in connection therewith.

         (d) The provisions of Section 11.3 shall neither supersede nor obviate the representations and warranties of the Seller contained in Section 5.16.

         11.4 Specific Performance; Injunctive Relief. Each of the parties hereto acknowledges and understands that any breach or threatened breach by it of Section 11.1 hereof or (with respect to the Seller and A. Donald Stallings and June S. Shearin) Section 11.2 hereof will cause irreparable injury to the non-breaching party or parties and their respective Affiliates and that money damages will not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, the non-breaching party or parties shall have the right and remedy (in addition to any others available at law or in equity) to have the provisions of Sections 11.1 and 11.2 hereof specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction.

         11.5 Invoiceable Global Imaging. Seller shall use its best efforts, to cooperate with Purchaser to enable Purchaser to obtain reimbursement of the Invoiceable Global Imaging Costs, up to the amount of the Image Upgrade Payment ($***).

         11.6 Third Party Imaging. Among the Seller's Unamortized Liabilities on
Schedule 2.3 are liabilities incurred by Seller to Star Enterprise ("Star") and Amoco Oil Company ("Amoco") as noted for imaging costs at convenience store/fuel retail facilities owned by Highway Service Ventures, Inc. ("HSV"), Hardee's Food Mart ("Hardees") and the Seller (for Seller's convenience store operation at the TA Travel Center in Kenly, North Carolina). Purchaser will use its best efforts to submit on behalf of HSV, Hardee's and the Seller valid requests for reimbursement from Star or Amoco, as applicable, for re-imaging the designated four locations of HSV, the one location of Hardee's and Seller's location at Kenly. Purchaser will pay over to such parties such reimbursements ("Rebates") as Purchaser receives from Star and Amoco for such locations, provided that each of such parties, including the Seller, shall enter into an agreement satisfactory to Purchaser and Seller, in their reasonable discretion, agreeing
(i) to repay any amounts due to Star or Amoco, as applicable, in connection with such party's receipt of Rebates as a result of such party's cessation of sale of the branded fuel of
                                      -34-

*Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

Star or Amoco, as applicable or the occurrence of any other action by such party and (ii) to indemnify and hold the Seller and Purchaser harmless of and from any and all liability for such amounts.


         11.7 Requirement for Providing Employee Information. During the period specified below, the Purchaser shall use its best efforts to provide information to the Seller with respect to each of the Seller's employees who worked in the Business as of the Closing Date and who the Purchaser hired (the "Acquired Employees"), monthly as follows: (a) the name, social security number, and address of all Acquired Employees who terminated employment with the Purchaser during the preceding month; and (b) the address of record of all Acquired Employees who provided the Purchaser with a new address during the preceding month. The Purchaser's obligation to provide the information required by this Section shall begin immediately following Closing and shall terminate as of the earlier of (a) twenty-seven (27) months after Closing, or (b) the end of the month following the month in which the last of the Acquired Employees terminates from employment with the Purchaser.

         11.8 Acceptance of 401(k) Plan Accounts. To the extent permitted by applicable law, the Purchaser shall use its best efforts to cause its defined contribution plan's trustee to accept rollovers of all of Stallings Oil 401(k) Profit Sharing Plan (the "Stallings Plan") participant accounts belonging to Acquired Employees.

         11.9 Payroll Deductions for 401(k) Plan Loan Payments. The Purchaser shall allow the Acquired Employees to elect to make regularly scheduled loan payments on loans from the Stallings Plan by payroll deduction. The Purchaser shall remit the loan payments to the Seller, along with a schedule reconciling the amount transmitted, no later than ten (10) business days following the end of the month in which the Purchaser withholds the payments from the employee's paycheck. The reconciliation schedule shall include each employee's name, social security number and the amount of the loan payments withheld from the employee's paycheck for the month.


         11.10 Wake Forest Store. The Seller shall exercise its best efforts to complete the Wake Forest Store as soon as reasonably practicable following the Closing. Immediately upon completion of the Wake Forest Store and issuance of a certificate of occupancy, the Seller shall transfer and the Purchaser shall purchase from the Seller the Equipment installed in the Store at Seller's cost therefor and the Seller and Purchaser shall enter into a Seller's Lease for the Store at an initial annual rent equal to ******* percent (**%) of the Seller's total costs of acquiring and improving the Store, including, without limitation: original land costs, financing, planning and engineering costs; construction costs; licensing and permitting costs; but not including legal and other professional costs.

         11.11 Seller's Claims for Trust Fund Reimbursement. The Purchaser shall cooperate reasonably with Seller to permit Seller to make application for reimbursement from Trust Fund for covered reimbursable expenses Seller has incurred or may incur post-Closing, provided such applications do not materially impair Purchaser's rights to Trust Fund coverage.

*Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

                                   ARTICLE XII

                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

         12.1 Survival of Representations and Warranties. Notwithstanding (a) the making of this Agreement, (b) any examination or investigation made by or on behalf of the parties hereto and (c) the Closing hereunder, (i) the representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months from and after the date hereof, except for the representations and warranties contained in Sections 5.16 (Environmental Matters), 5.21 (Tax Matters) and 5.25 (Employee Benefit Plans), which shall survive until the expiration of the applicable statute of limitations for the underlying cause of action, and (ii) the covenants and agreements of the parties hereto contained in this Agreement shall survive until fully performed or fulfilled (unless non-compliance with such covenants or agreements is waived in writing by the party or parties hereto entitled to such performance). No claim for indemnification pursuant to Section 12.2(b) hereof may be brought with respect thereto after the applicable expiration date; provided, however, that if prior to such date a party hereto has notified the other party or parties hereto in writing of a claim for indemnification under this Article XII (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article XII.

         12.2 Indemnification. Subject to Sections 12.1, 12.4 and 12.5 hereof, from and after the Closing, each of the parties hereto and their respective successors and assigns (each being an "Indemnifying Party") shall indemnify and hold harmless the other party or parties hereto, their respective Affiliates, successors and assigns, and the Representatives of each of them (each being an "Indemnified Party"), from and against any and all Damages incurred thereby or caused thereto arising out of or relating to (a) any breach or violation of, or failure to properly perform, any covenant or agreement made by such Indemnifying Party in this Agreement or any of the other Transaction Documents, unless waived in writing by the Indemnified Party; (b) any breach of any of the representations or warranties made by such Indemnifying Party in this Agreement or any of the other Transaction Documents and not waived in writing by the Indemnified Party; (c) with respect to the Seller, its failure to pay, perform or satisfy when due any of the Excluded Liabilities; (d) with respect to the Purchaser, its failure to pay, perform or satisfy when due any of the Assumed Liabilities or its ownership and operation of the Business after the Closing Date; and (e) with respect to the Seller, Seller's failure to comply with applicable provisions of the North Carolina or Virginia Uniform Commercial Code
- Bulk Transfers. Except as otherwise expressly provided in Section 11.2 hereof, no Indemnified Party shall have any recourse of any kind or nature whatsoever against any of the Representatives of any Indemnifying Party.

         12.3     Notice and Payment of Claims.

                  (a) Promptly after receipt by any Indemnified Party of notice of the commencement of any action, the assertion by any third party of any claim, or of any other circumstance likely to cause an Indemnified Party to incur Damages which would give rise to indemnification as provided in this Article (collectively, a "Claim"), the Indemnified Party receiving such notice (the "Claim Notice") shall notify the Indemnifying Party in writing of the assertion of such Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice. The Indemnifying

Party shall have the option, and shall notify the Indemnified Party in writing within ten (10) business days after the date of the Claim Notice of its election either (i) to participate (at its own expense) in the defense of such Claim (in which case the defense of such Claim shall be controlled by the Indemnified Party) or (ii) to take charge of and control the defense of such Claim at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election within the applicable response period (set forth above), then the Indemnifying Party shall be deemed to have elected not to assume the defense of such Claim. The Indemnifying Party's failure to respond shall not relieve the Indemnifying Party of its indemnification obligations under this Section. Each Indemnified Party shall have the right to employ separate counsel and participate in the defense of such Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (1) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (2) the named parties in such Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been so advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Claim on behalf of the Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with such Claim, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred.

                  (b) If the Indemnifying Party elects (or is deemed to have elected) not to assume the defense of a Claim in accordance with the preceding Section, then the Indemnified Party may settle such Claim without the written consent of the Indemnifying Party and the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any such Claim settled without his or its written consent. As to any claim settled with the Indemnifying Party's written consent (which consent shall not be unreasonably withheld or delayed), the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any such Claim by reason of such settlement, according to the obligations of the Indemnifying Party hereunder.

                  (c) The Indemnified Party shall provide to the Indemnifying Party, as soon as practicable after the date of the Claim Notice, all information and documentation necessary to support and verify any Damages that the Indemnified Party shall have determined have given or could give rise to a Claim hereunder, and the Indemnifying Party shall be given access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such Action.

                  (d) All Claims under this Articles shall be paid by the Indemnifying Party on demand in immediately available funds in U.S. dollars after the liability for Damages thereunder have been finally determined. The liability for Damages under any such Claim shall be deemed to be "finally determined" for purposes of this Article when the parties to an Action have so determined by mutual agreement or, if disputed, when a final non-appealable order of a court having competent jurisdiction has been entered.

         12.4 Limitation on Indemnity.

         (a) Maximum Liability. The maximum aggregate amount of Damages for which (i) Seller or (ii) Purchaser shall be liable for all claims pursuant to this Article shall be $***.

         (b) Threshold. No Indemnified Party shall seek, or be entitled to, indemnification from any Indemnifying Party for Damages arising under Section 12.2(b) until the aggregate amount of such Damages incurred by such Indemnified Party (but for the operation of this Section 12.4(b)) exceeds $***. If Damages incurred by any Indemnified Party in connection with Claims made pursuant to
Section 12.2(b) exceed $***, the Indemnified Party shall be entitled to payment from the Indemnifying Party of an amount equal to all of such Damages.

         (c) Characterization of Payment. Any indemnity payment made pursuant to this Article shall be treated by Purchaser and Seller as an adjustment to the Purchase Price.

         12.5 Mitigation of Damages. If any event shall occur which would otherwise entitle a party hereto to indemnification hereunder, no Damages shall be deemed to have been sustained by it to the extent of (a) any tax savings realized by it with respect thereto or (b) any proceeds received by it from any insurance policy with respect thereto.

         12.6 Leases. The provisions of this Article XII shall not apply to the Seller's Leases, and Affiliate Subleases and Third Party Subleases.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Fees and Expenses. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear and pay all fees, costs and expenses incurred by it in connection with the origin, preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and the transactions contemplated hereby or thereby (whether or not such transactions are consummated), including, without limitation, any fees, expenses or commissions of its attorneys, accountants and other Representatives.

         13.2 Notices.

                  (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including facsimile, telegraphic, telex or cable communication) and mailed, faxed, telegraphed, telexed, cabled or delivered:

*Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission and marked "CONFIDENTIAL TREATMENT."

                  (i)      If to the Seller, to:

                           Stallings Oil Company
                           300 S. Wesleyan Boulevard
                           Rocky Mount, North Carolina  27803
                           Facsimile No.:  (252) 443-7997

                                    Attention:  Don Stallings

                           with a copy to:

                           Samuel W. Johnson
                           Poyner & Spruill, L.L.P.
                           Post Office Box 353
                           Rocky Mount, North Carolina  27802-0353
                           Facsimile No.: (252) 972-7045


                  (ii)     If to Purchaser, to:

                           The Pantry, Inc.
                           1801 Douglas Drive
                           Sanford, North Carolina  27330
                           Facsimile No.:  919-774-3329

                           Attention:  Chief Financial Officer

                           with a copy to:

                           Smith, Anderson, Blount, Dorsett, Mitchell &
                           Jernigan, L.L.P.
                           2500 First Union Capitol Center
                           P.O.  Box 2611
                           Raleigh, NC 27602-2611
                           Facsimile No.: 919-821-6800
                           Attention:       R.  Marks Arnold

                  (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.2 (i) if delivered personally against proper receipt or by confirmed facsimile or telex, shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid, (B) by Federal Express or similar courier service with courier fees paid by the sender or (c) by telegraph or cable, shall be effective two (2) business days following the date when mailed, couriered, telegraphed or cabled, as the case may be. The parties hereto may from time to time change their respective addresses for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

         13.3 Amendment; Waiver Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party or parties granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 13.3.

         13.4 Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Purchaser may assign this Agreement and its rights and obligations hereunder to any of its Affiliates which has assumed such obligations without the prior written consent of the Seller provided that, in the event or such assignment, Purchaser shall remain liable for its obligations hereunder. Any assignment which contravenes this Section
13.4 shall be void ab initio.

         13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina, without giving effect to the conflicts of laws principles thereof.

         13.6 Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision hereof shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision hereof shall for any reason be held to be excessively broad as to time, duration, activity, scope or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable Law as it shall then exist.

         13.7 No Third Party Beneficiaries. Except as and to the extent provided in Article XII hereof, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the parties hereto and their respective successors and permitted assigns.

         13.8 Public Announcements. Except as required by applicable Law or judicial order, none of the parties hereto, nor any of their respective Affiliates, successors or assigns, shall issue any press release or make any public announcement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party or parties hereto, which consent shall not be unreasonably withheld.

         13.9 Singular and Plural Forms. The use herein of the singular form shall also denote the plural form, and the use of the plural form shall denote the singular form, as in each case the context may require.

         13.10 References. All references herein to Articles, Sections and Exhibits shall be to Articles and Sections of and Exhibits to this Agreement.

         13.11 Headings. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

         13.12 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, both oral and written, between the parties with respect to the subject matter hereof.

         13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and A. Donald Stallings and June S. Shearin have executed this Agreement for the limited purpose of acknowledging their obligations under Sections 11.2 and 11.4 hereof, as of the day and year first above written.

                                                     STALLINGS OIL COMPANY
Attest:

/s/ June S. Shearin                     /s/ Donald Stallings
_________________________           By:_____________________________________
Secretary                                        Name:
                                                 Title:
(Corporate Seal)


                                        /s/ Donald Stallings
                                       ----------------------------------------
                                          A. Donald Stallings, Individually


                                        /s/ June S. Shearin
                                       ----------------------------------------
                                            June S. Shearin, Individually



                                       THE PANTRY, INC.
Attest:

/s/ W T. Flyg                           Dennis Crook
_________________________           By: _____________________________________
Secretary                               Dennis Crook
                                        SVP Admin
(Corporate Seal)